Exhibit 10.8

AMENDMENT NUMBER ONE TO
LICENSING AND SERVICES AGREEMENT

This Amendment Number One to Licensing and Services Agreement dated as of December 18, 2017, by and among Sit Fixed Income Advisors II, LLC (“Sit”) and ETF Managers. Capital LLC (“ETF Managers Capital”), is made to the Licensing and Services Agreement dated as of January 12, 2015 (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, Sit and ETF Managers Capital desire to amend the Agreement to reflect certain changes to Exhibit A Fee Schedule; and

WHEREAS, ETF Managers Capital desires to retain Sit to continue providing certain services in connection with the operation of Sit Rising Rate Fund (the “Fund”), a series of the ETF Managers Group Commodity Trust I, which is a Delaware series trust; and

WHEREAS, Sit is willing to continue providing such services tinder the terms of the Agreement as amended herein; and

WHEREAS, ETF Managers Capital desires to continue licensing the use of a model portfolio that is owned, maintained and published by Sit (the “Benchmark”); and

WHEREAS, Sit is willing to license the use of the Benchmark under the terms of this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.          Effective on January 1, 2018 exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Amended Exhibit A.

2.          Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the parties hereto as the day, month, and year first written above.

ETF Manager’s Capital LLC

By:	/s/ Samuel Masucci
Samuel Masucci
Chief Executive Officer

Sit Fixed Income Advisors II, LLC

By:	/s/ Paul E. Rasmussen
Paul E. Rasmussen
Vice President

LICENSING AND SERVICES AGREEMENT

Amended Exhibit A

Fee Schedule

In payment for the Services to be rendered by Sit, the Fund shall pay to Sit a fee, which fee shall be paid to Sit on a monthly basis not later than the fifteenth business day of the month following the month in which said services were rendered. The fee payable by the Fund shall be 0.20%:per annum of the average of the Fund’s net asset value as determined as at the close of each business day of the month pursuant to the currently effective Prospectus and Statement of Additional Information of the Fund.

A-1